As filed with the Securities and Exchange Commission on July 17, 2008

Registration No. 33-34622

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORTHEAST UTILITIES

(Exact Name of Registrant as Specified in its Charter)

 (Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State of Incorporation)	04-2147929 (IRS Employer Identification Number)
One Federal Street, Building 111-4, Springfield, MA 01105 (413) 785-5871 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Kerry J. Kuhlman

Vice President and Secretary

Northeast Utilities Service Company
107 Selden Street
Berlin, CT 06037
(860) 665-5000
(Name, address and telephone number, including area code, of Agent for Service)

This Post-Effective Amendment No. 3 to Form S-3 Registration Statement is being filed solely to remove from registration an aggregate of 2,888,514 of the Registrant’s Common Shares that were registered and will not be issued in connection with the Registrant’s offering.

On April 30, 1990 and August 4, 1994, respectively, Northeast Utilities (the “Registrant”) filed its Registration Statement on Form S-3 (No. 33-34622) (the “Registration Statement”) and Post Effective Amendment No. 1 thereto with the Securities and Exchange Commission with respect to the registration of an aggregate of 10 million of the Registrant’s common shares which were to be issued in connection with the Registrant’s Dividend Reinvestment Plan (the “Plan”).  On June 25, 2008, the Registrant filed its Post Effective Amendment No. 2.

On February 2, 2001, the Registrant suspended share purchases under the Plan and no further shares of Registrant common shares will be issued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Northeast Utilities, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berlin, State of Connecticut on the 16th day of July, 2008.

NORTHEAST UTILITIES (REGISTRANT)
By:	/s/ Charles W. Shivery Charles W. Shivery Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below hereby constitutes Gregory B. Butler, Kerry J. Kuhlman and Jeffrey C. Miller, and each of them singly, their true and lawful attorneys, with full power to each such attorney to sign for them in their names, in the capacities indicated below, any and all amendments to this registration statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorneys to any and all amendments to said registration statement.

SIGNATURE	TITLE	DATE
/s/ Charles W. Shivery Charles W. Shivery	Chairman of the Board, President and Chief Executive Officer and a Trustee	July 16, 2008
/s/ David R. McHale David R. McHale	Senior Vice President and Chief Financial Officer	July16, 2008
/s/ Shirley M. Payne Shirley M. Payne	Vice President—Accounting and Controller	July 16, 2008
/s/ Richard H. Booth Richard H. Booth	Trustee	July 16, 2008
/s/ John S. Clarkeson John S. Clarkeson	Trustee	July16, 2008
/s/ Cotton M. Cleveland Cotton M. Cleveland	Trustee	July 16, 2008

/s/ Sanford Cloud, Jr. Sanford Cloud, Jr.	Trustee	July 16, 2008

/s/ James F. Cordes James F. Cordes	Trustee	July 16, 2008
/s/ E. Gail de Planque E. Gail de Planque	Trustee	July 16, 2008

/s/ John G. Graham John G. Graham	Trustee	July 16, 2008
/s/ Elizabeth T. Kennan Elizabeth T. Kennan	Trustee	July 16, 2008
/s/ Kenneth R. Liebler Kenneth R. Liebler	Trustee	July 16, 2008
/s/ Robert E. Patricelli Robert E. Patricelli	Trustee	July 16, 2008
/s/ John F. Swope John F. Swope	Trustee	July 16, 2008